Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces Fourth Quarter Fiscal 2011 Results of Operations
Highlights
•	Fourth quarter fiscal 2011 fee revenue increased 17% to $197.3 million, compared to $168.7 million in the same quarter last year.
•	Q4 FY’11 diluted earnings per share was $0.43, compared to diluted earnings per share of $0.19 in Q4 FY’10. Excluding certain tax adjustments, Q4 FY’11 diluted earnings per share was $0.39.
•	FY’11 fee revenue increased $171.9 million, or 30%, to $744.3 million, compared to $572.4 million last year.
•	FY’11 diluted earnings per share was $1.27, compared to diluted earnings per share of $0.12 in FY’10. Excluding restructuring charges and certain tax adjustments, FY’11 and FY’10 diluted earnings per share was $1.25 and $0.35, respectively.
•	Cash and marketable securities were $369 million at April 30, 2011 compared to $296 million at April 30, 2010.
Los Angeles, CA, June 15, 2011 - Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced fourth quarter fiscal 2011 diluted earnings per share of $0.43 compared to $0.19 in Q4 FY’10. Excluding certain tax adjustments, Q4 FY’11 diluted earnings per share was $0.39.
“I am enormously proud of the Korn/Ferry organization,” said Gary Burnison, Chief Executive Officer, Korn/Ferry International. “Once again, our growth was driven by the strength of our differentiated strategy. Thanks to the dedication of our colleagues in serving our clients, we achieved an operating margin of almost 12% for the full year. As we enter a new fiscal year, we will continue to build a Korn/Ferry brand that is synonymous with talent management, assisting our clients in linking their business and people strategies.”

Financial Results
(dollars in millions, except per share amounts)

	Fourth Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$197.3	$168.7	$744.3	$572.4
Total revenue	$205.8	$176.9	$776.3	$599.6
Operating income (loss)	$26.2	$13.6	$85.8	$(2.7)
Operating margin	13.3%	8.1%	11.5%	(0.5)%
Net income	$20.4	$8.9	$58.9	$5.3
Basic earnings per share	$0.45	$0.20	$1.30	$0.12
Diluted earnings per share	$0.43	$0.19	$1.27	$0.12
Adjusted Results (a):

	Fourth Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income	$26.2	$13.7	$87.9	$17.9
Operating margin	13.3%	8.1%	11.8%	3.1%
Net income	$18.3	$9.0	$58.1	$15.8
Basic earnings per share	$0.40	$0.20	$1.28	$0.36
Diluted earnings per share	$0.39	$0.19	$1.25	$0.35

(a)	Adjusted results are non-GAAP financial measures that exclude the following:

	Fourth Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Restructuring charges	$—	$0.1	$2.1	$20.6
Certain tax adjustments (b)	$(2.1)	$—	$(2.1)	$(2.8)

(b)	In fiscal year 2011 and 2010, adjusted results include reversal of reserves previously taken against an uncertain tax position and in fiscal 2010, adjustments include an increased valuation allowance related to cash repatriations and foreign tax credits.
Fee revenue was $197.3 million in Q4 FY’11 compared to $168.7 million in Q4 FY’10, an increase of $28.6 million, or 17%, which reflects increases in fee revenue from all segments of the business driven primarily by a 15% increase in the overall number of engagements billed as well as a 2% increase in the weighted-average fee billed per engagement compared to the year-ago fiscal quarter. On a constant currency basis fee revenue increased $21.9 million, or 13%.
Compensation and benefits were $133.5 million in Q4 FY’11, an increase of $15.4 million, or 13%, compared to $118.1 million in Q4 FY’10. This increase is attributable mainly to an increase in the variable component of compensation when compared to the year-ago fiscal quarter and to a lesser extent to an increase in worldwide headcount. On a constant currency basis compensation and benefits increased $10.8 million, or 9%.
General and administrative expenses were $29.0 million in Q4 FY’11 and $28.4 million in Q4 FY’10, an increase of $0.6 million, or 2%. The increase is due primarily to an increase in bad debt provisions as a result of higher revenues and accounts receivable, an increase in premise and office expense and other general and administrative expenses, partially offset by a decrease in unrealized foreign exchange losses and a fair value contingent consideration adjustment from a prior acquisition. On a constant currency basis general and administrative expenses decreased $0.6 million, or 2%.
Operating income was $26.2 million in Q4 FY’11 compared to $13.6 million in Q4 FY’10 (or $13.7 million excluding restructuring charges in Q4 FY’10), an increase of $12.6 million (or $12.5 million excluding restructuring charges in Q4 FY’10).

Balance Sheet and Liquidity
Cash and marketable securities were $369.1 million at April 30, 2011 compared to $296.5 million at April 30, 2010. Cash and marketable securities included $71.4 million and $69.0 million, held in trust for deferred compensation plans, at April 30, 2011 and 2010, respectively. Cash and marketable securities increased by $72.6 million from April 30, 2010, mainly due to cash provided by operating activities partially offset by bonuses earned in FY’10 which were paid in FY’11.
Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Fourth Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$172.0	$150.6	$654.1	$504.4
Total revenue	$178.8	$157.4	$680.3	$526.6
Operating income	$30.7	$23.1	$111.4	$38.2
Operating margin	17.9%	15.4%	17.0%	7.6%

Ending number of consultants	471	473	471	473
Average number of consultants	472	479	474	482
Engagements billed	4,096	3,673	11,501	9,164
New engagements (a)	2,131	1,925	7,905	6,505
Adjusted Results (b):

	Fourth Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income	$30.7	$23.1	$113.6	$61.6
Operating margin	17.9%	15.4%	17.4%	12.2%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net of recoveries, of $2.2 million and $23.4 million during the year ended April 30, 2011 and 2010, respectively (see attached reconciliations). There were no adjustments during the three months ended April 30, 2011 and 2010.
Fee revenue was $172.0 million in Q4 FY’11, an increase of $21.4 million, or 14%, when compared to fee revenue of $150.6 million in Q4 FY’10. Fee revenue increased in all regions due to a 12% increase in the number of executive recruitment engagements billed and a 2% increase in the weighted-average fee per engagement billed when compared to Q4 FY’10. Fee revenue increased $16.7 million on a constant currency basis.
Operating income was $30.7 million in Q4 FY’11 compared to $23.1 million in Q4 FY’10, an increase of $7.6 million. This increase is primarily attributed to the $21.4 million increase in executive recruitment fee revenue in Q4 FY’11 as compared to Q4 FY’10, which was partially offset by an $11.3 million and $2.5 million increase in compensation and benefits expense and general and administrative expenses, respectively. The increase in compensation and benefits expense primarily resulted from an increase in the variable component of compensation, and the increase in general and administrative expense was primarily driven by an increase in bad debt provisions and premise and office expense.
The total number of consultants at April 30, 2011 and 2010 was 471 and 473, respectively.

Selected Futurestep Data
(dollars in millions)

	Fourth Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$25.3	$18.1	$90.2	$68.0
Total revenue	$27.0	$19.5	$96.0	$73.0
Operating income (loss)	$1.5	$(1.1)	$5.0	$1.3
Operating margin	6.0%	(5.9)%	5.5%	1.9%
Adjusted Results (a):

	Fourth Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income (loss)	$1.5	$(1.0)	$4.9	$(1.5)
Operating margin	6.0%	(5.5)%	5.4%	(2.2)%

(a)	Adjusted results are non-GAAP financial measures that exclude recoveries of restructuring charges of $0.1 million and $2.8 million during year ended April 30, 2011 and 2010, respectively. Adjusted results for the three months ended April 30, 2010 exclude restructuring charges of $0.1 million (see attached reconciliations). There were no adjustments during the three months ended April 30, 2011.
Fee revenue was $25.3 million in Q4 FY’11, an increase of $7.2 million, or 40%, from $18.1 million in Q4 FY’10. The improvement in fee revenue was driven by a 26% increase in the number of engagements billed, as well as an 11% increase in the weighted-average fee billed per engagement. On a constant currency basis fee revenue increased $5.2 million, or 29%.
Operating income was $1.5 million in Q4 FY’11 compared to an operating loss of $1.1 million in Q4 FY’10. Q4 FY’10 operating loss includes $1.2 million in severance costs and $0.1 million restructuring costs which primarily relates to facility lease costs; without such charges, operating income would have been $0.2 million.
Outlook
Assuming constant foreign exchange rates, stable economic conditions and steady financial markets, Q1 FY’12 fee revenue is likely to be in the range of $190 million to $205 million and diluted earnings per share is likely to be in the range of $0.30 to $0.36.
Earnings Conference Call Webcast
The earnings conference call will be held today at 5:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Mike DiGregorio and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, deploy, develop and reward their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, our ability to enhance and develop new technology, the successful integration of acquired businesses, our ability to develop new products and services, impairment of goodwill and other intangible assets, deferred tax assets and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include the following:
•	adjusted operating income (loss) and operating margin, adjusted to exclude charges (reductions) of restructuring charges, net;
•	adjusted net income, adjusted to exclude restructuring charges (reductions), net and certain tax adjustments;
•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges (reductions) net, and certain tax adjustments; and
•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2011	2010	2011	2010
	(unaudited)

Fee revenue	$197,298	$168,690	$744,249	$572,380
Reimbursed out-of-pocket engagement expenses	8,478	8,215	32,002	27,269

Total revenue	205,776	176,905	776,251	599,649

Compensation and benefits	133,554	118,225	507,405	413,340
General and administrative expenses	28,982	28,427	116,494	115,280
Out-of-pocket engagement expenses	13,674	13,495	51,766	41,585
Depreciation and amortization	3,320	3,049	12,671	11,493
Restructuring charges, net	—	80	2,130	20,673

Total operating expenses	179,530	163,276	690,466	602,371

Operating income (loss)	26,246	13,629	85,785	(2,722)

Interest and other income, net	3,024	2,080	3,919	7,444

Income before provision (benefit) for income taxes and equity in earnings (loss) of unconsolidated subsidiaries	29,270	15,709	89,704	4,722
Income tax provision (benefit)	9,285	6,245	32,692	(485)
Equity in earnings (loss) of unconsolidated subsidiaries, net	354	(548)	1,862	91

Net income	$20,339	$8,916	$58,874	$5,298

Earnings per common share:
Basic	$0.45	$0.20	$1.30	$0.12

Diluted	$0.43	$0.19	$1.27	$0.12

Weighted-average common shares outstanding:
Basic	45,700	44,783	45,205	44,413

Diluted	47,165	46,220	46,280	45,457

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	April 30,				April 30,
	2011		2010	% Change	2011		2010	% Change

Fee Revenue:
Executive recruitment:
North America	$96,939		$85,037	14%	$375,971		$278,746	35%
EMEA (1)	42,022		36,257	16%	155,782		137,497	13%
Asia Pacific	24,661		21,695	14%	90,346		64,132	41%
South America	8,357		7,630	10%	31,959		24,026	33%

Total executive recruitment	171,979		150,619	14%	654,058		504,401	30%
Futurestep	25,319		18,071	40%	90,191		67,979	33%

Total fee revenue	197,298		168,690	17%	744,249		572,380	30%
Reimbursed out-of-pocket engagement expenses	8,478		8,215	3%	32,002		27,269	17%

Total revenue	$205,776		$176,905	16%	$776,251		$599,649	29%

		Margin		Margin		Margin		Margin
Adjusted Operating Income (Loss): (Excluding Restructuring Charges)
Executive recruitment:
North America	$19,765	20.4%	$12,183	14.3%	$80,345	21.4%	$40,993	14.7%
EMEA	5,131	12.2%	3,514	9.7%	14,197	9.1%	9,423	6.8%
Asia Pacific	4,494	18.2%	5,826	26.9%	11,611	12.9%	8,065	12.6%
South America	1,339	16.0%	1,647	21.6%	7,475	23.4%	3,173	13.2%

Total executive recruitment	30,729	17.9%	23,170	15.4%	113,628	17.4%	61,654	12.2%
Futurestep	1,515	6.0%	(1,002)	(5.5%)	4,856	5.4%	(1,485)	(2.2%)
Corporate (2)	(5,998)		(8,459)		(30,569)		(42,218)

Total adjusted operating income (loss)	$26,246	13.3%	$13,709	8.1%	$87,915	11.8%	$17,951	3.1%

Restructuring Charges (Reductions), net:
Executive recruitment:
North America	$—	0.0%	$(332)	(0.4%)	$(340)	(0.1%)	$(1,611)	(0.6%)
EMEA	—	0.0%	136	0.4%	2,569	1.6%	24,934	18.1%
Asia Pacific	—	0.0%	152	0.7%	—	0.0%	239	0.4%
South America	—	0.0%	60	0.8%	—	0.0%	(113)	(0.5%)

Total executive recruitment	—	0.0%	16	0.0%	2,229	0.4%	23,449	4.6%
Futurestep	—	0.0%	64	0.4%	(99)	(0.1%)	(2,776)	(4.1%)
Corporate	—		—		—		—

Total restructuring charges (reductions), net	$—	0.0%	$80	0.0%	$2,130	0.3%	$20,673	3.6%

		Margin		Margin		Margin		Margin
Operating Income (Loss):
Executive recruitment:
North America	$19,765	20.4%	$12,515	14.7%	$80,685	21.5%	$42,604	15.3%
EMEA	5,131	12.2%	3,378	9.3%	11,628	7.5%	(15,511)	(11.3%)
Asia Pacific	4,494	18.2%	5,674	26.2%	11,611	12.9%	7,826	12.2%
South America	1,339	16.0%	1,587	20.8%	7,475	23.4%	3,286	13.7%

Total executive recruitment	30,729	17.9%	23,154	15.4%	111,399	17.0%	38,205	7.6%
Futurestep	1,515	6.0%	(1,066)	(5.9%)	4,955	5.5%	1,291	1.9%
Corporate (2)	(5,998)		(8,459)		(30,569)		(42,218)

Total operating income (loss)	$26,246	13.3%	$13,629	8.1%	$85,785	11.5%	$(2,722)	(0.5%)

(1)	Includes revenues from acquisition of Whitehead Mann, closed on June 11, 2009.

(2)	Lower net expenses primarily related to the change in amounts due under deferred compensation plans determined by an increase (or decrease) in market values, and adjustment to the fair value of contingent consideration for a prior acquisition, totaling $2.8 million and $7.7 million during the three and twelve months ended April 30, 2011 compared to the three and twelve months ended April 30, 2010, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	As of April 30,
	2011	2010
ASSETS
Cash and cash equivalents	$246,856	$219,233
Marketable securities	20,868	4,114
Receivables due from clients, net of allowance for doubtful accounts of $9,977 and $5,983, respectively	128,859	107,215
Income taxes and other receivables	5,138	6,292
Deferred income taxes	10,214	20,844
Prepaid expenses and other assets	29,662	23,166

Total current assets	441,597	380,864

Marketable securities, non-current	101,363	73,105
Property and equipment, net	43,142	24,963
Cash surrender value of company owned life insurance policies, net of loans	70,987	69,069
Deferred income taxes	64,418	59,742
Goodwill	183,952	172,273
Intangible assets, net	22,289	25,425
Investments and other assets	43,932	21,657

Total assets	$971,680	$827,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$12,504	$11,148
Income taxes payable	4,674	6,323
Compensation and benefits payable	173,097	131,550
Other accrued liabilities	43,591	49,062

Total current liabilities	233,866	198,083

Deferred compensation and other retirement plans	139,558	123,794
Other liabilities	19,919	13,879

Total liabilities	393,343	335,756

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 59,101 and 57,614 shares issued and 47,003 and 45,979 shares outstanding, respectively	404,703	388,717
Retained earnings	148,494	90,220
Accumulated other comprehensive income, net	25,660	12,934

Stockholders’ equity	578,857	491,871
Less: notes receivable from stockholders	(520)	(529)

Total stockholders’ equity	578,337	491,342

Total liabilities and stockholders’ equity	$971,680	$827,098

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	April 30, 2011			April 30, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$197,298		$197,298	$168,690		$168,690
Reimbursed out-of-pocket engagement expenses	8,478		8,478	8,215		8,215

Total revenue	205,776		205,776	176,905		176,905

Compensation and benefits	133,554		133,554	118,225		118,225
General and administrative expenses	28,982		28,982	28,427		28,427
Out-of-pocket engagement expenses	13,674		13,674	13,495		13,495
Depreciation and amortization	3,320		3,320	3,049		3,049
Restructuring charges (reductions), net	—	—	—	80	(80)	—

Total operating expenses	179,530	—	179,530	163,276	(80)	163,196

Operating income	26,246	—	26,246	13,629	80	13,709

Interest and other income, net	3,024		3,024	2,080		2,080

Income before provision for income taxes and equity in earnings (loss) of unconsolidated subsidiaries	29,270	—	29,270	15,709	80	15,789
Income tax provision (1) (2)	9,285	2,131	11,416	6,245	32	6,277
Equity in earnings (loss) of unconsolidated subsidiaries, net	354		354	(548)		(548)

Net income	$20,339	$(2,131)	$18,208	$8,916	$48	$8,964

Earnings per common share:
Basic	$0.45		$0.40	$0.20		$0.20

Diluted	$0.43		$0.39	$0.19		$0.19

Weighted-average common shares outstanding:
Basic	45,700		45,700	44,783		44,783

Diluted	47,165		47,165	46,220		46,220

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 39% and 40%, adjusted for the three months ended April 30, 2011 and 2010, respectively.

(2)	The quarter ended April 30, 2011 includes a $2.1 million reversal of a reserve previously taken against an uncertain tax position.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
(in thousands, except per share amounts)
(unaudited)

	Year Ended
	April 30, 2011			April 30, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$744,249		$744,249	$572,380		$572,380
Reimbursed out-of-pocket engagement expenses	32,002		32,002	27,269		27,269

Total revenue	776,251		776,251	599,649		599,649

Compensation and benefits	507,405		507,405	413,340		413,340
General and administrative expenses	116,494		116,494	115,280		115,280
Out-of-pocket engagement expenses	51,766		51,766	41,585		41,585
Depreciation and amortization	12,671		12,671	11,493		11,493
Restructuring charges (reductions), net	2,130	(2,130)	—	20,673	(20,673)	—

Total operating expenses	690,466	(2,130)	688,336	602,371	(20,673)	581,698

Operating income (loss)	85,785	2,130	87,915	(2,722)	20,673	17,951

Interest and other income, net	3,919		3,919	7,444		7,444

Income before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	89,704	2,130	91,834	4,722	20,673	25,395
Income tax provision (benefit) (1) (2) (3)	32,692	2,952	35,644	(485)	10,172	9,687
Equity in earnings of unconsolidated subsidiaries, net	1,862		1,862	91		91

Net income	$58,874	$(822)	$58,052	$5,298	$10,501	$15,799

Earnings per common share:
Basic	$1.30		$1.28	$0.12		$0.36

Diluted	$1.27		$1.25	$0.12		$0.35

Weighted-average common shares outstanding:
Basic	45,205		45,205	44,413		44,413

Diluted	46,280		46,280	45,457		45,457

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 39% and 38%, adjusted for the year ended April 30, 2011 and 2010, respectively.

(2)	The year ended April 30, 2011 includes a $2.1 million reversal which is the net of a reserve previously taken against an uncertain tax position and the tax effect of restructuring charges.

(3)	The year ended April 30, 2010 includes a $10.3 million reversal of a reserve which is the net of previously taken against an uncertain tax position, tax effect of restructuring charges and an increased valuation allowance related to cash repatriations and foreign tax credits.